 -------------------------------------------------------------------------------- STATEMENT OF INVESTMENTS December 31, 2000 -------------------------------------------------------------------------------- Market Value Shares See Note 1 ----------------------------------------------------------------------------------- Common Stocks--77.9% ----------------------------------------------------------------------------------- Basic Materials--1.2% ----------------------------------------------------------------------------------- Metals--0.8% ----------------------------------------------------------------------------------- Aluminum--0.8% Alcoa, Inc. 997,600 $ 33,419,600 ----------------------------------------------------------------------------------- Paper--0.4% Smurfit-Stone Container Corp.(1) 600,000 8,962,500 ----------------------------------------------------------------------------------- Sonoco Products Co. 330,000 7,136,250 ------------- 16,098,750 ----------------------------------------------------------------------------------- Capital Goods--12.5% ----------------------------------------------------------------------------------- Aerospace/Defense--0.9% Raytheon Co., Cl. A 956,000 27,724,000 ----------------------------------------------------------------------------------- Raytheon Co., Cl. B 342,100 10,626,481 ------------- 38,350,481 ----------------------------------------------------------------------------------- Electrical Equipment--1.0% Emerson Electric Co. 540,000 42,558,750 ----------------------------------------------------------------------------------- Industrial Services--3.2% Republic Services, Inc.(1) 1,714,500 29,467,969 ----------------------------------------------------------------------------------- Waste Management, Inc. 3,750,900 104,087,475 ------------- 133,555,444 ----------------------------------------------------------------------------------- Manufacturing--7.4% American Standard Cos., Inc.(1) 200 9,862 ----------------------------------------------------------------------------------- Corning, Inc. 1,320,000 69,712,500 ----------------------------------------------------------------------------------- Millipore Corp. 400,200 25,212,600 ----------------------------------------------------------------------------------- Tyco International Ltd. 2,700,000 149,850,000 ----------------------------------------------------------------------------------- United Technologies Corp. 745,000 58,575,625 ------------- 303,360,587 ----------------------------------------------------------------------------------- Communication Services--1.5% ----------------------------------------------------------------------------------- Telecommunications: Long Distance--0.8% NTL, Inc.(1) 718,400 17,196,700 ----------------------------------------------------------------------------------- Verizon Communications 291,500 14,611,437 ------------- 31,808,137 ----------------------------------------------------------------------------------- Telephone Utilities--0.7% SBC Communications, Inc. 600,000 28,650,000 ----------------------------------------------------------------------------------- Consumer Cyclicals--7.9% ----------------------------------------------------------------------------------- Autos & Housing--0.3% Ford Motor Co. 500,000 11,718,750 ----------------------------------------------------------------------------------- Consumer Services--0.4% Moody's Corp. 600,000 15,412,500 14 | OPPENHEIMER TOTAL RETURN FUND, INC. Market Value Shares See Note 1 ----------------------------------------------------------------------------------- Retail: General--3.2% ----------------------------------------------------------------------------------- Family Dollar Stores, Inc. 600,000 $ 12,862,500 ----------------------------------------------------------------------------------- Kohl's Corp.(1) 1,665,000 101,565,000 ----------------------------------------------------------------------------------- Wal-Mart Stores, Inc. 300,000 15,937,500 ------------- 130,365,000 ----------------------------------------------------------------------------------- Retail: Specialty--4.0% Best Buy Co., Inc.(1) 865,600 25,589,300 ----------------------------------------------------------------------------------- Home Depot, Inc. 1,581,691 72,263,508 ----------------------------------------------------------------------------------- RadioShack Corp. 1,303,000 55,784,687 ----------------------------------------------------------------------------------- Tiffany & Co. 350,000 11,068,750 ------------- 164,706,245 ----------------------------------------------------------------------------------- Consumer Staples--3.4% ----------------------------------------------------------------------------------- Broadcasting--0.1% EchoStar Communications Corp., Cl. A(1) 209,300 4,761,575 ----------------------------------------------------------------------------------- Entertainment--2.4% News Corp. Ltd. (The), Sponsored ADR, Preference 3,402,400 98,882,250 ----------------------------------------------------------------------------------- Food--0.2% General Mills, Inc. 200,000 8,912,500 ----------------------------------------------------------------------------------- Tobacco--0.7% Philip Morris Cos., Inc. 700,000 30,800,000 ----------------------------------------------------------------------------------- Energy--3.8% ----------------------------------------------------------------------------------- Energy Services--2.6% Coastal Corp. 400,000 35,325,000 ----------------------------------------------------------------------------------- Exelon Corp. 262,500 18,430,125 ----------------------------------------------------------------------------------- Global Marine, Inc.(1) 85,900 2,437,412 ----------------------------------------------------------------------------------- Weatherford International, Inc.(1) 1,100,000 51,975,000 ------------- 108,167,537 ----------------------------------------------------------------------------------- Oil: Domestic--1.2% Exxon Mobil Corp. 554,030 48,165,983 ----------------------------------------------------------------------------------- Financial--15.8% ----------------------------------------------------------------------------------- Banks--1.7% Charter One Financial, Inc. 420,000 12,127,500 ----------------------------------------------------------------------------------- Chase Manhattan Corp. 450,000 20,446,875 ----------------------------------------------------------------------------------- Mellon Financial Corp. 794,600 39,084,387 ------------- 71,658,762 15 | OPPENHEIMER TOTAL RETURN FUND, INC. -------------------------------------------------------------------------------- STATEMENT OF INVESTMENTS Continued -------------------------------------------------------------------------------- Market Value Shares See Note 1 ----------------------------------------------------------------------------------- Diversified Financial--10.4% Citigroup, Inc. 2,800,001 $142,975,051 ----------------------------------------------------------------------------------- Franklin Resources, Inc. 717,500 27,336,750 ----------------------------------------------------------------------------------- Freddie Mac 1,422,700 97,988,463 ----------------------------------------------------------------------------------- Goldman Sachs Group, Inc. (The) 118,200 12,640,013 ----------------------------------------------------------------------------------- Morgan Stanley Dean Witter & Co. 360,000 28,530,000 ----------------------------------------------------------------------------------- Schwab (Charles) Corp. 1,208,700 34,296,863 ----------------------------------------------------------------------------------- USA Education, Inc. 1,263,900 85,945,200 ------------- 429,712,340 ----------------------------------------------------------------------------------- Insurance--3.7% Aetna, Inc.(1) 1,973,200 81,024,525 ----------------------------------------------------------------------------------- American General Corp. 263,500 21,475,250 ----------------------------------------------------------------------------------- American International Group, Inc. 250,000 24,640,625 ----------------------------------------------------------------------------------- Marsh & McLennan Cos., Inc. 182,600 21,364,200 ----------------------------------------------------------------------------------- XL Capital Ltd., Cl. A 50,000 4,368,750 ------------- 152,873,350 ----------------------------------------------------------------------------------- Healthcare--2.3% ----------------------------------------------------------------------------------- Healthcare/Drugs--1.0% American Home Products Corp. 300,000 19,065,000 ----------------------------------------------------------------------------------- Bristol-Myers Squibb Co. 200,000 14,787,500 ----------------------------------------------------------------------------------- Genentech, Inc.(1) 100,000 8,150,000 ------------- 42,002,500 ----------------------------------------------------------------------------------- Healthcare/Supplies & Services--1.3% Cardinal Health, Inc. 250,000 24,906,250 ----------------------------------------------------------------------------------- Medtronic, Inc. 479,000 28,919,625 ------------- 53,825,875 ----------------------------------------------------------------------------------- Technology--19.8% ----------------------------------------------------------------------------------- Computer Hardware--6.2% Cabletron Systems, Inc.(1) 5,594,100 84,261,131 ----------------------------------------------------------------------------------- EMC Corp.(1) 2,461,126 163,664,879 ----------------------------------------------------------------------------------- Sun Microsystems, Inc.(1) 300,000 8,362,500 ------------- 256,288,510 ----------------------------------------------------------------------------------- Computer Software--1.6% Oracle Corp.(1) 1,050,000 30,515,625 ----------------------------------------------------------------------------------- VeriSign, Inc. 125,000 9,273,438 ----------------------------------------------------------------------------------- Veritas Software Corp.(1) 300,000 26,250,000 ------------- 66,039,063 16 | OPPENHEIMER TOTAL RETURN FUND, INC. Market Value Shares See Note 1 ----------------------------------------------------------------------------------- Communications Equipment--4.3% CIENA Corp.(1) 430,000 $ 34,937,500 ----------------------------------------------------------------------------------- Cisco Systems, Inc.(1) 1,968,000 75,276,000 ----------------------------------------------------------------------------------- Nortel Networks Corp. 2,100,000 67,331,250 -------------- 177,544,750 ----------------------------------------------------------------------------------- Electronics--7.7% JDS Uniphase Corp.(1) 4,218,832 175,872,559 ----------------------------------------------------------------------------------- Micron Technology, Inc.(1) 1,495,700 53,097,350 ----------------------------------------------------------------------------------- Waters Corp.(1) 1,040,000 86,840,000 -------------- 315,809,909 ----------------------------------------------------------------------------------- Utilities--9.7% ----------------------------------------------------------------------------------- Electric Utilities--6.8% AES Corp. (The)(1) 1,222,000 67,668,250 ----------------------------------------------------------------------------------- Constellation Energy Group, Inc. 1,495,500 67,390,969 ----------------------------------------------------------------------------------- Dominion Resources, Inc. 889,000 59,563,000 ----------------------------------------------------------------------------------- Duke Energy Corp. 996,800 84,977,200 -------------- 279,599,419 ----------------------------------------------------------------------------------- Gas Utilities--2.9% Dynegy, Inc. 353,500 19,818,094 ----------------------------------------------------------------------------------- Enron Corp. 1,196,000 99,417,500 -------------- 119,235,594 -------------- Total Common Stocks (Cost $2,267,234,073) 3,214,284,161 ----------------------------------------------------------------------------------- Preferred Stocks--0.5% MediaOne Group, Inc., 6.25% Cv. Premium Income Exchangeable Securities (exchangeable for Airtouch Communications, Inc. common stock) 258,000 20,962,500 ----------------------------------------------------------------------------------- St. George Bank, ADR 9% Cv. Structured Yield Product Exchangeable for Common Stock of St. George Bank(2) 2,000 108,880 -------------- Total Preferred Stocks (Cost $15,087,250) 21,071,380 Units ----------------------------------------------------------------------------------- Rights, Warrants and Certificates--0.0% Per-Se Technologies, Inc. Wts., Exp. 2/23/10 (Cost $0) 2,204 -- 17 | OPPENHEIMER TOTAL RETURN FUND, INC. -------------------------------------------------------------------------------- STATEMENT OF INVESTMENTS Continued -------------------------------------------------------------------------------- Principal Market Value Amount See Note 1 ---------------------------------------------------------------------------------------- U.S. Government Obligations--4.4% ---------------------------------------------------------------------------------------- U.S. Treasury Bonds: 6.625%, 2/15/27 $ 25,675,000 $ 29,326,576 STRIPS, 6.17%, 2/15/20(3) 100,000,000 33,765,600 STRIPS, 6.51%, 8/15/19(3) 100,000,000 34,927,100 STRIPS, 6.92%, 11/15/18(3) 54,000,000 19,713,402 ---------------------------------------------------------------------------------------- U.S. Treasury Nts.: 6.25%, 2/15/07 31,200,000 32,980,584 6.625%, 3/31/02 30,050,000 30,493,237 --------------- Total U.S. Government Obligations (Cost $163,129,690) 181,206,499 ---------------------------------------------------------------------------------------- Convertible Corporate Bonds and Notes--0.7% Tyco International Ltd., Zero Coupon Cv. Liquid Yield Option Nts., 1.43%, 11/17/202,3 (Cost $26,741,115) 35,500,000 27,556,875 ---------------------------------------------------------------------------------------- Short-Term Notes--10.8% Barton Capital Corp.: 6.60%, 1/9/01 50,000,000 49,926,333 6.62%, 1/3/01 25,000,000 24,990,750 ---------------------------------------------------------------------------------------- Corporate Receivables Corp., 6.57%, 1/16/01 50,000,000 49,863,125 ---------------------------------------------------------------------------------------- Countrywide Home Loans: 6.55%, 1/26/01 35,000,000 34,840,799 6.64%, 1/19/01 25,000,000 24,917,000 ---------------------------------------------------------------------------------------- CPS CIT Group, Inc., 6.54%, 1/17/01 50,000,000 49,854,667 ---------------------------------------------------------------------------------------- CXC, Inc., 6.55%, 1/22/01 20,500,000 20,421,673 ---------------------------------------------------------------------------------------- Heller Financial, Inc.: 7%, 1/8/01 50,000,000 49,931,945 7.35%, 1/23/01 40,000,000 39,820,333 ---------------------------------------------------------------------------------------- Household Finance Corp., 6.54%, 1/12/01 50,000,000 49,900,083 ---------------------------------------------------------------------------------------- New Center Asset Trust, 6.60%, 1/10/01 50,000,000 49,917,500 --------------- Total Short-Term Notes (Cost $444,384,208) 444,384,208 ---------------------------------------------------------------------------------------- Repurchase Agreements--5.3% Repurchase agreement with PaineWebber, Inc., 6.09%, dated 12/29/00, to be repurchased at $220,509,110 on 1/2/01, collateralized by Government National Mortgage Assn., 6.50%-8.50%, 2/15/27-12/20/30, with a value of $259,086,869 (Cost $220,360,000) 220,360,000 220,360,000 ---------------------------------------------------------------------------------------- Total Investments, at Value (Cost $3,136,936,336) 99.6% 4,108,863,123 ---------------------------------------------------------------------------------------- Other Assets Net of Liabilities 0.4 16,806,327 --------------------------------- Net Assets 100.0% $4,125,669,450 ================================= Footnotes to Statement of Investments 1. Non-income-producing security.

2. Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of Directors. These securities amount to $27,665,755 or 0.67% of the Fund's net assets as of December 31, 2000.

3. Zero-coupon bond reflects the effective yield on the date of purchase. See accompanying Notes to Financial Statements. 18 | OPPENHEIMER TOTAL RETURN FUND, INC. -------------------------------------------------------------------------------- STATEMENT OF ASSETS AND LIABILITIES December 31, 2000 -------------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------------------- Assets Investments, at value (cost $3,136,936,336)--see accompanying statement $ 4,108,863,123 ---------------------------------------------------------------------------------------------------------------- Cash 176,521 ---------------------------------------------------------------------------------------------------------------- Receivables and other assets: Investments sold 23,397,432 Shares of capital stock sold 3,876,064 Interest and dividends 3,597,988 Other 194,489 ---------------------------------------------------------------------------------------------------------------- Total assets 4,140,105,617 ---------------------------------------------------------------------------------------------------------------- Liabilities Payables and other liabilities: Investments purchased 7,937,771 Distribution and service plan fees 2,278,081 Shares of capital stock redeemed 2,024,556 Transfer and shareholder servicing agent fees 1,268,995 Shareholder reports 779,834 Directors' compensation 12,273 Other 134,657 ---------------- Total liabilities 14,436,167 ---------------------------------------------------------------------------------------------------------------- Net Assets $ 4,125,669,450 ================ ---------------------------------------------------------------------------------------------------------------- Composition of Net Assets Par value of shares of capital stock $ 35,098,700 ---------------------------------------------------------------------------------------------------------------- Additional paid-in capital 3,099,571,688 ---------------------------------------------------------------------------------------------------------------- Undistributed net investment income 8,845,974 ---------------------------------------------------------------------------------------------------------------- Accumulated net realized gain on investments and foreign currency transactions 10,226,301 ---------------------------------------------------------------------------------------------------------------- Net unrealized appreciation on investments and translation of assets and liabilities denominated in foreign currencies 971,926,787 ---------------- Net Assets $ 4,125,669,450 ================ 19 | OPPENHEIMER TOTAL RETURN FUND, INC. -------------------------------------------------------------------------------- STATEMENT OF ASSETS AND LIABILITIES Continued -------------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------------------- Net Asset Value Per Share Class A Shares: Net asset value and redemption price per share (based on net assets of
$3,161,398,608 and 268,310,411 shares of capital stock outstanding) $11.78 Maximum offering price per share (net asset value plus sales charge of 5.75% of offering price) $12.50

---------------------------------------------------------------------------------------------------------------- Class B Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $800,063,498 and 68,650,445 shares of capital stock outstanding) $11.65 ---------------------------------------------------------------------------------------------------------------- Class C Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $108,522,324 and 9,301,039 shares of capital stock outstanding) $11.67 ---------------------------------------------------------------------------------------------------------------- Class Y Shares: Net asset value, redemption price and offering price per share (based on net assets of $55,685,020 and 4,725,108 shares of capital stock outstanding) $11.78 See accompanying Notes to Financial Statements. 20 | OPPENHEIMER TOTAL RETURN FUND, INC. -------------------------------------------------------------------------------- STATEMENT OF OPERATIONS For the Year Ended December 31, 2000 -------------------------------------------------------------------------------- ----------------------------------------------------------------------------------- Investment Income Interest $ 58,757,710 ----------------------------------------------------------------------------------- Dividends (net of foreign withholding taxes of $88,890) 32,964,616 -------------- Total income 91,722,326 ----------------------------------------------------------------------------------- Expenses Management fees 23,262,457 ----------------------------------------------------------------------------------- Distribution and service plan fees: Class A 6,900,042 Class B 9,659,311 Class C 970,839 ----------------------------------------------------------------------------------- Transfer and shareholder servicing agent fees: Class A 3,367,734 Class B 969,952 Class C 95,086 Class Y 103,000 ----------------------------------------------------------------------------------- Directors' compensation 97,627 ----------------------------------------------------------------------------------- Custodian fees and expenses 95,227 ----------------------------------------------------------------------------------- Other 1,954,843 -------------- Total expenses 47,476,118 Less expenses paid indirectly (18,855) -------------- Net expenses 47,457,263 ----------------------------------------------------------------------------------- Net Investment Income 44,265,063 ----------------------------------------------------------------------------------- Realized and Unrealized Gain (Loss) Net realized gain on: Investments 201,257,488 Foreign currency transactions 236,259 -------------- Net realized gain 201,493,747 -----------------------------------------------------------------------------------

        Net change in unrealized appreciation (depreciation) on:

Investments (499,532,046) Translation of assets and liabilities denominated in foreign currencies 32,923 -------------- Net change (499,499,123) Net realized and unrealized loss (298,005,376) ----------------------------------------------------------------------------------- Net Decrease in Net Assets Resulting from Operations $(253,740,313) ============== See accompanying Notes to Financial Statements. 21 | OPPENHEIMER TOTAL RETURN FUND, INC. -------------------------------------------------------------------------------- STATEMENT OF CHANGES IN NET ASSETS -------------------------------------------------------------------------------- Year Ended December 31, 2000 1999 ----------------------------------------------------------------------------------- Operations Net investment income $ 44,265,063 $ 35,553,328 ----------------------------------------------------------------------------------- Net realized gain (loss) 201,493,747 347,865,602 ----------------------------------------------------------------------------------- Net change in unrealized appreciation (depreciation) (499,499,123) 302,044,678 ---------------------------- Net increase (decrease) in net assets resulting from operations (253,740,313) 685,463,608 ----------------------------------------------------------------------------------- Dividends and/or Distributions to Shareholders Dividends from net investment income: Class A (38,745,036) (25,530,440) Class B (2,237,780) (1,169,315) Class C (384,905) (87,933) Class Y (760,857) (526,019) ----------------------------------------------------------------------------------- Distributions from net realized gain: Class A (160,994,379) (223,029,885) Class B (41,193,590) (82,260,938) Class C (5,319,033) (5,385,579) Class Y (2,808,984) (3,747,230) ----------------------------------------------------------------------------------- Capital Stock Transactions Net increase (decrease) in net assets resulting from capital stock transactions: Class A 401,342,499 329,538,222 Class B (265,112,323) (150,785,101) Class C 47,057,472 12,461,790 Class Y 10,799,844 9,804,068 ----------------------------------------------------------------------------------- Net Assets ----------------------------------------------------------------------------------- Total increase (decrease) (312,097,385) 544,745,248 ----------------------------------------------------------------------------------- Beginning of period 4,437,766,835 3,893,021,587 ------------------------------ End of period (including undistributed net investment income of $8,845,974 and $6,412,023, respectively) $4,125,669,450 $4,437,766,835 ============================== See accompanying Notes to Financial Statements. 22 | OPPENHEIMER TOTAL RETURN FUND, INC. -------------------------------------------------------------------------------- FINANCIAL HIGHLIGHTS -------------------------------------------------------------------------------- Class A Year Ended December 31, 2000 1999 1998 1997 1996 -------------------------------------------------------------------------------------------------- Per Share Operating Data Net asset value, beginning of period $13.25 $12.23 $11.00 $ 9.77 $ 9.35 -------------------------------------------------------------------------------------------------- Income (loss) from investment operations: Net investment income .15 .14 .16 .16 .20 Net realized and unrealized gain (loss) (.84) 2.01 2.09 2.49 1.63 ------------------------------------------------- Total income (loss) from investment operations (.69) 2.15 2.25 2.65 1.83 -------------------------------------------------------------------------------------------------- Dividends and/or distributions to shareholders: Dividends from net investment income (.15) (.12) (.15) (.14) (.20) Distributions from net realized gain (.63) (1.01) (.87) (1.28) (1.21) ------------------------------------------------- Total dividends and/or distributions to shareholders (.78) (1.13) (1.02) (1.42) (1.41) -------------------------------------------------------------------------------------------------- Net asset value, end of period $11.78 $13.25 $12.23 $11.00 $ 9.77 ================================================= -------------------------------------------------------------------------------------------------- Total Return, at Net Asset Value(1) (5.62)% 18.34% 21.16% 27.39% 19.73% -------------------------------------------------------------------------------------------------- Ratios/Supplemental Data Net assets, end of period (in millions) $3,161 $3,157 $2,594 $2,238 $1,827 -------------------------------------------------------------------------------------------------- Average net assets (in millions) $3,382 $2,757 $2,388 $2,045 $1,685 -------------------------------------------------------------------------------------------------- Ratios to average net assets:(2) Net investment income 1.17% 1.12% 1.31% 1.43% 1.96% Expenses 0.87% 0.87% 0.86%(3) 0.89%(3) 0.90%(3) -------------------------------------------------------------------------------------------------- Portfolio turnover rate 61% 34% 38% 92% 118%
1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods less than one full year.

2. Annualized for periods of less than one full year. 3. Expense ratio has not been grossed up to reflect the effect of expenses paid indirectly. See accompanying Notes to Financial Statements. 23 | OPPENHEIMER TOTAL RETURN FUND, INC. -------------------------------------------------------------------------------- FINANCIAL HIGHLIGHTS Continued -------------------------------------------------------------------------------- Class B Year Ended December 31, 2000 1999 1998 1997 1996 -------------------------------------------------------------------------------------------------- Per Share Operating Data Net asset value, beginning of period $13.10 $12.10 $10.89 $ 9.70 $ 9.29 -------------------------------------------------------------------------------------------------- Income (loss) from investment operations: Net investment income .05 .04 .06 .07 .12 Net realized and unrealized gain (loss) (.84) 1.98 2.08 2.45 1.62 ------------------------------------------------- Total income (loss) from investment operations (.79) 2.02 2.14 2.52 1.74 -------------------------------------------------------------------------------------------------- Dividends and/or distributions to shareholders: Dividends from net investment income (.03) (.01) (.06) (.05) (.12) Distributions from net realized gain (.63) (1.01) (.87) (1.28) (1.21) ------------------------------------------------- Total dividends and/or distributions to shareholders (.66) (1.02) (.93) (1.33) (1.33) -------------------------------------------------------------------------------------------------- Net asset value, end of period $11.65 $13.10 $12.10 $10.89 $9.70 ================================================= -------------------------------------------------------------------------------------------------- Total Return, at Net Asset Value(1) (6.36)% 17.37% 20.25% 26.17% 18.78% -------------------------------------------------------------------------------------------------- Ratios/Supplemental Data Net assets, end of period (in millions) $800 $1,152 $1,202 $987 $755 -------------------------------------------------------------------------------------------------- Average net assets (in millions) $965 $1,196 $1,080 $878 $672 -------------------------------------------------------------------------------------------------- Ratios to average net assets:(2) Net investment income 0.37% 0.32% 0.50% 0.62% 1.15% Expenses 1.66% 1.67% 1.67%(3) 1.71%(3) 1.71%(3) -------------------------------------------------------------------------------------------------- Portfolio turnover rate 61% 34% 38% 92% 118%
1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods less than one full year.

2. Annualized for periods of less than one full year. 3. Expense ratio has not been grossed up to reflect the effect of expenses paid indirectly. See accompanying Notes to Financial Statements. 24 | OPPENHEIMER TOTAL RETURN FUND, INC. Class C Year Ended December 31, 2000 1999 1998 1997 1996 -------------------------------------------------------------------------------------------------- Per Share Operating Data Net asset value, beginning of period $13.13 $12.13 $10.92 $ 9.72 $ 9.33 -------------------------------------------------------------------------------------------------- Income (loss) from investment operations: Net investment income .04 .04 .06 .07 .16 Net realized and unrealized gain (loss) (.82) 1.98 2.08 2.46 1.57 ------------------------------------------------- Total income (loss) from investment operations (.78) 2.02 2.14 2.53 1.73 -------------------------------------------------------------------------------------------------- Dividends and/or distributions to shareholders: Dividends from net investment income (.05) (.02) (.06) (.05) (.13) Distributions from net realized gain (.63) (1.00) (.87) (1.28) (1.21) ------------------------------------------------- Total dividends and/or distributions to shareholders (.68) (1.02) (.93) (1.33) (1.34) -------------------------------------------------------------------------------------------------- Net asset value, end of period $11.67 $13.13 $12.13 $10.92 $9.72 ================================================= -------------------------------------------------------------------------------------------------- Total Return, at Net Asset Value(1) (6.33)% 17.37% 20.20% 26.23% 18.67% -------------------------------------------------------------------------------------------------- Ratios/Supplemental Data Net assets, end of period (in millions) $109 $76 $58 $37 $18 -------------------------------------------------------------------------------------------------- Average net assets (in millions) $ 97 $66 $47 $27 $ 8 -------------------------------------------------------------------------------------------------- Ratios to average net assets:(2) Net investment income 0.37% 0.31% 0.50% 0.63% 1.05% Expenses 1.67% 1.68% 1.67%(3) 1.72%(3) 1.76%(3) -------------------------------------------------------------------------------------------------- Portfolio turnover rate 61% 34% 38% 92% 118%
1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods less than one full year.

2. Annualized for periods of less than one full year. 3. Expense ratio has not been grossed up to reflect the effect of expenses paid indirectly. See accompanying Notes to Financial Statements. 25 | OPPENHEIMER TOTAL RETURN FUND, INC. -------------------------------------------------------------------------------- FINANCIAL HIGHLIGHTS Continued -------------------------------------------------------------------------------- Class Y Year Ended December 31, 2000 1999 1998 1997 1996 -------------------------------------------------------------------------------------------------- Per Share Operating Data Net asset value, beginning of period $13.26 $12.24 $11.00 $ 9.77 $ 9.35 -------------------------------------------------------------------------------------------------- Income (loss) from investment operations: Net investment income .17 .17 .17 .18 .23 Net realized and unrealized gain (loss) (.84) 2.00 2.10 2.48 1.61 ------------------------------------------------- Total income (loss) from investment operations (.67) 2.17 2.27 2.66 1.84 -------------------------------------------------------------------------------------------------- Dividends and/or distributions to shareholders: Dividends from net investment income (.18) (.14) (.16) (.15) (.21) Distributions from net realized gain (.63) (1.01) (.87) (1.28) (1.21) ------------------------------------------------- Total dividends and/or distributions to shareholders (.81) (1.15) (1.03) (1.43) (1.42) -------------------------------------------------------------------------------------------------- Net asset value, end of period $11.78 $13.26 $12.24 $11.00 $9.77 ================================================= -------------------------------------------------------------------------------------------------- Total Return, at Net Asset Value(1) (5.54)% 18.53% 21.33% 27.53% 19.88% -------------------------------------------------------------------------------------------------- Ratios/Supplemental Data -------------------------------------------------------------------------------------------------- Net assets, end of period (in millions) $56 $52 $39 $27 $18 -------------------------------------------------------------------------------------------------- Average net assets (in millions) $57 $47 $34 $22 $13 Ratios to average net assets:(2) Net investment income 1.29% 1.32% 1.39% 1.60% 2.08% Expenses 0.75% 0.67% 0.80%(3) 0.74%(3) 0.77%(3) -------------------------------------------------------------------------------------------------- Portfolio turnover rate 61% 34% 38% 92% 118%
1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods less than one full year.

2. Annualized for periods of less than one full year. 3. Expense ratio has not been grossed up to reflect the effect of expenses paid indirectly. See accompanying Notes to Financial Statements. 26 | OPPENHEIMER TOTAL RETURN FUND, INC. -------------------------------------------------------------------------------- NOTES TO FINANCIAL STATEMENTS -------------------------------------------------------------------------------- -------------------------------------------------------------------------------- 1. Significant Accounting Policies Oppenheimer Total Return Fund, Inc. (the Fund) is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. The Fund's investment objective is to seek high total return. The Fund's investment advisor is OppenheimerFunds, Inc. (the Manager).
The Fund offers Class A, Class B, Class C and Class Y shares. Class A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B and Class C shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge (CDSC). Class Y shares are sold to certain institutional investors without either a front-end sales charge or a CDSC. All classes of shares have identical rights to earnings, assets and voting privileges, except that each class has its own expenses directly attributable to that class and exclusive voting rights with respect to matters affecting that class. Classes A, B and C have separate distribution and/or service plans. No such plan has been adopted for Class Y shares. Class B shares will automatically convert to Class A shares six years after the date of purchase. The following is a summary of significant accounting policies consistently followed by the Fund.

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Securities Valuation. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Directors, or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Directors. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).

-------------------------------------------------------------------------------- Foreign Currency Translation. The accounting records of the Fund are maintained in U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange. Amounts related to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such transactions.
The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund's Statement of Operations.

-------------------------------------------------------------------------------- 27 | OPPENHEIMER TOTAL RETURN FUND, INC. -------------------------------------------------------------------------------- NOTES TO FINANCIAL STATEMENTS Continued -------------------------------------------------------------------------------- -------------------------------------------------------------------------------- 1. Significant Accounting Policies Continued
Repurchase Agreements. The Fund requires the custodian to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian's vault, all securities held as collateral for repurchase agreements. The market value of the underlying securities is required to be at least 102% of the resale price at the time of purchase. If the seller of the agreement defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the value of the collateral by the Fund may be delayed or limited.

--------------------------------------------------------------------------------
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

--------------------------------------------------------------------------------
Federal Taxes. The Fund intends to continue to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers, to shareholders. Therefore, no federal income or excise tax provision is required.

--------------------------------------------------------------------------------
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.

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Classification of Dividends and Distributions to Shareholders. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes primarily because of the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from its ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.

The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended December 31, 2000, amounts have been reclassified to reflect an increase in paid-in capital of $16,450,025, an increase in undistributed net investment income of $297,466, and a decrease in accumulated net realized gain on investments of $16,747,491. This reclassification includes $16,450,025 distributed in connection with Fund share redemptions which increased paid-in capital and reduced accumulated net realized gain. Net assets of the Fund were unaffected by the reclassifications.

28 | OPPENHEIMER TOTAL RETURN FUND, INC. -------------------------------------------------------------------------------- Expense Offset Arrangements. Expenses paid indirectly represent a reduction of custodian fees for earnings on cash balances maintained by the Fund. --------------------------------------------------------------------------------
Other. Investment transactions are accounted for as of trade date and dividend income is recorded on the ex-dividend date. Certain dividends from foreign securities will be recorded as soon as the Fund is informed of the dividend if such information is obtained subsequent to the ex-dividend date. Realized gains and losses on investments and unrealized appreciation and depreciation are determined on an identified cost basis, which is the same basis used for federal income tax purposes.

The Fund will adopt the provisions of the AICPA Audit and Accounting Guide for Investment Companies, as revised, effective for fiscal years beginning after December 15, 2000. As required, the Fund will begin amortizing premiums on debt securities effective January 1, 2001. Prior to this date, the Fund did not amortize premiums on debt securities. The cumulative effect of this accounting change will have no impact on the total net assets of the Fund, but will result in a $301,290 decrease to cost of securities and a corresponding $301,290 increase in net unrealized appreciation, based on securities held as of December 31, 2000.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

29 | OPPENHEIMER TOTAL RETURN FUND, INC. -------------------------------------------------------------------------------- NOTES TO FINANCIAL STATEMENTS Continued -------------------------------------------------------------------------------- -------------------------------------------------------------------------------- 2. Capital Stock
The Fund has authorized 440 million, 200 million, 200 million and 10 million shares of $.10 par value Class A, Class B, Class C and Class Y capital stock, respectively. Transactions in shares of capital stock were as follows:

Year Ended December 31, 2000 Year Ended December 31, 1999 Shares Amount Shares Amount ------------------------------------------------------------------------------------------- Class A Sold 52,538,720 $ 715,601,836 38,779,624 $ 500,033,094 Dividends and/or distributions reinvested 14,167,538 181,713,861 19,101,991 234,710,226 Redeemed (36,694,069) (495,973,198) (31,642,249) (405,205,098) ---------------------------------------------------------------- Net increase 30,012,189 $ 401,342,499 26,239,366 $ 329,538,222 ================================================================ ------------------------------------------------------------------------------------------ Class B Sold 15,632,508 $ 209,389,301 13,846,247 $ 175,056,306 Dividends and/or distributions reinvested 3,264,416 41,130,740 6,611,034 80,167,708 Redeemed (38,201,952) (515,632,364) (31,792,050) (406,009,115) ---------------------------------------------------------------- Net decrease (19,305,028) $(265,112,323) (11,334,769) $(150,785,101) ================================================================ ------------------------------------------------------------------------------------------ Class C Sold 4,643,388 $ 62,234,552 2,517,651 $ 31,966,080 Dividends and/or distributions reinvested 427,388 5,379,883 431,425 5,244,298 Redeemed (1,550,593) (20,556,963) (1,956,338) (24,748,588) ---------------------------------------------------------------- Net increase 3,520,183 $ 47,057,472 992,738 $ 12,461,790 ================================================================ ------------------------------------------------------------------------------------------ Class Y Sold 3,392,579 $ 46,423,509 2,101,137 $ 26,918,940 Dividends and/or distributions reinvested 278,327 3,569,841 347,285 4,273,249 Redeemed (2,902,041) (39,193,506) (1,668,891) (21,388,121) ---------------------------------------------------------------- Net increase 768,865 $ 10,799,844 779,531 $ 9,804,068 ================================================================ ------------------------------------------------------------------------------------------- 3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended December 31, 2000, were $2,304,457,161 and $2,263,574,673, respectively.

As of December 31, 2000, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $3,140,011,280 was:

Gross unrealized appreciation $1,176,575,846 Gross unrealized depreciation (207,724,003)

Net unrealized appreciation $968,851,843 ============== 30 | OPPENHEIMER TOTAL RETURN FUND, INC. -------------------------------------------------------------------------------- 4. Fees and Other Transactions with Affiliates
Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee of 0.75% of the first $100 million of average annual net assets of the Fund, 0.70% of the next $100 million, 0.65% of the next $100 million, 0.60% of the next $100 million, 0.55% of the next $100 million and 0.50% of average annual net assets in excess of $500 million. The Fund's management fee for the year ended December 31, 2000, was an annualized rate of 0.52%, before any waiver by the Manager if applicable.

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Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. Prior to January 1, 2001, OFS performed these services on an "at-cost" basis. Beginning January 2001, OFS is paid at an agreed upon per account fee.

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Distribution and Service Plan Fees. Under its General Distributor's Agreement with the Manager, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.

The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated. Aggregate Class A Commissions Commissions Commissions Front-End Front-End on Class A on Class B on Class C Sales Charges Sales Charges Shares Shares Shares on Class A Retained by Advanced by Advanced by Advanced by Year Ended Shares Distributor Distributor(1) Distributor(1) Distributor(1) ---------------------------------------------------------------------------------------------------- December 31, 2000 $4,165,200 $1,462,380 $230,496 $5,467,394 $415,565
1. The Distributor advances commission payments to dealers for certain sales of Class A shares and for sales of Class B and Class C shares from its own resources at the time of sale.

Class A Class B Class C Contingent Deferred Contingent Deferred Contingent Deferred Sales Charges Sales Charges Sales Charges Year Ended Retained by Distributor Retained by Distributor Retained by Distributor ---------------------------------------------------------------------------------------------------- December 31, 2000 $4,176 $1,207,757 $20,222
The Fund has adopted a Service Plan for Class A shares and Distribution and Service Plans for Class B and Class C shares under Rule 12b-1 of the Investment Company Act. Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.

31 | OPPENHEIMER TOTAL RETURN FUND, INC. -------------------------------------------------------------------------------- NOTES TO FINANCIAL STATEMENTS Continued -------------------------------------------------------------------------------- --------------------------------------------------------------------------------
4. Fees and Other Transactions with Affiliates Continued Class A Service Plan Fees. Under the Class A service plan, the Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions. The Class A service plan permits reimbursements to the Distributor at a rate of up to 0.25% of average annual net assets of Class A shares purchased. The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed 0.25% of the average annual net assets consisting of Class A shares of the Fund. For the year ended December 31, 2000, payments under the Class A plan totaled $6,900,042 prior to Manager waiver if applicable, all of which were paid by the Distributor to recipients, and included $549,871 paid to an affiliate of the Manager. Any unreimbursed expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years.

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Class B and Class C Distribution and Service Plan Fees. Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B and Class C plans provide for the Distributor to be compensated at a flat rate, whether the Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid.

The Distributor retains the asset-based sales charge on Class B shares. The Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. The asset-based sales charges on Class B and Class C shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares.

The Distributor's actual expenses in selling Class B and Class C shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and asset-based sales charges from the Fund under the plans. If any plan is terminated by the Fund, the Board of Directors may allow the Fund to continue payments of the asset-based sales charge to the Distributor for distributing shares before the plan was terminated. The plans allow for the carry-forward of distribution expenses, to be recovered from asset-based sales charges in subsequent fiscal periods.

Distribution fees paid to the Distributor for the year ended December 31, 2000, were as follows:

Distributor's Distributor's Aggregate Aggregate Unreimbursed Unreimbursed Expenses as % Total Payments Amount Retained Expenses of Net Assets Under Plan by Distributor Under Plan of Class ----------------------------------------------------------------------------------------- Class B Plan $9,659,311 $7,599,649 $6,953,949 0.87% Class C Plan 970,839 316,449 1,274,259 1.17 32 | OPPENHEIMER TOTAL RETURN FUND, INC. -------------------------------------------------------------------------------- 5. Foreign Currency Contracts
A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign currency contracts for operational purposes and to seek to protect against adverse exchange rate fluctuations. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract.

The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates as provided by a reliable bank, dealer or pricing service. Unrealized appreciation and depreciation on foreign currency contracts are reported in the Statement of Assets and Liabilities.

The Fund may realize a gain or loss upon the closing or settlement of the foreign currency transactions. Realized gains and losses are reported with all other foreign currency gains and losses in the Statement of Operations.

Securities denominated in foreign currency to cover net exposure on outstanding foreign currency contracts are noted in the Statement of Investments where applicable.

-------------------------------------------------------------------------------- 6. Bank Borrowings
The Fund may borrow from a bank for temporary or emergency purposes including, without limitation, funding of shareholder redemptions provided asset coverage for borrowings exceeds 300%. The Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $400 million, collectively. Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable 30 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of 0.08% per annum.

The Fund had no borrowings outstanding during the year ended or at December 31, 2000. 33 | OPPENHEIMER TOTAL RETURN FUND, INC. -------------------------------------------------------------------------------- INDEPENDENT AUDITORS' REPORT -------------------------------------------------------------------------------- -------------------------------------------------------------------------------- To the Board of Directors and Shareholders of Oppenheimer Total Return Fund, Inc.:
We have audited the accompanying statement of assets and liabilities of Oppenheimer Total Return Fund, Inc., including the statement of investments, as of December 31, 2000, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2000, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Total Return Fund, Inc. as of December 31, 2000, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP Denver, Colorado January 23, 2001 34 | OPPENHEIMER TOTAL RETURN FUND, INC.